As filed with the Securities and Exchange Commission on December 4, 2009

Registration No. 333-161907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KAR Auction Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5010	20-8744739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(800) 923-3725

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rebecca C. Polak

Executive Vice President and General Counsel

KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(317) 815-9135

(317) 249-4518 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000 (212) 735-2000 (facsimile)	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000 (212) 909-6836 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

KAR Auction Services, Inc. is filing this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-161907) solely for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. No changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has not been included in this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

SEC registration fee	$27,900
FINRA filing fee	50,500
NYSE listing fee	200,000
Printing and engraving costs	750,000
Legal fees and expenses	2,000,000
Accountants’ fees and expenses	500,000
Transfer agent fees	50,000
Miscellaneous	1,421,600

Total	$5,000,000

*	To be furnished by amendment.

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our amended and restated bylaws provide for indemnification of the directors and officers, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful. The corporation may also indemnify its other employees and agents to the same extent that it indemnifies its officers and directors, unless otherwise determined by its board of directors. The corporation must advance expenses (including attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding so as long as the directors or officers undertake to repay the funds if they are ultimately determined not to be entitled to indemnification. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

Prior to the completion of this offering, we intend to enter into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

On April 20, 2007, we issued 106,243,520 shares of our common stock to KAR Holdings II, LLC in exchange for approximately $1.1 billion in equity, consisting of approximately $790.0 million in cash and ADESA, Inc. stock and approximately $272.4 million of equity interest in Insurance Auto Auctions, Inc. Such issuance did not involve a public offering and accordingly was exempt from registration under the Securities Act pursuant to the exemption provided by Section 4(2) of the Securities Act because we did not offer or sell the securities by any form of general solicitation or general advertising, informed each purchaser that the securities had not been registered under the Securities Act and were subject to restrictions on transfer, and made offers only to “accredited investors” within the meaning of Rule 501 of Regulation D and a limited number of sophisticated investors, each of whom we believed had the knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the securities and had access to the kind of information registration would provide.

Item 16.	Exhibits and Financial Statement Schedules

a) Exhibits

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about KAR Auction Services may be found elsewhere in this registration statement and KAR Auction Services’ other public filings, which are available without charge through the SEC’s website at http://www.sec.gov. See “Where You Can Find More Information.”

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement	S-1/A	333-161907	1.1	11/30/09

3.1a*	Form of Amended and Restated Certificate of Incorporation of KAR Auction Services, Inc.

3.1b	Certificate of Amendment to the Certificate of Incorporation of KAR Auction Services, Inc.	8-K	333-148847	3.1	11/4/09

3.2*	Form of Amended and Restated By-Laws of KAR Auction Services, Inc.

4.1	Indenture, dated April 20, 2007 (the “Floating Rate Senior Notes Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $150,000,000 Floating Rate Senior Notes due 2014	S-4	333-148847	4.1	1/25/08

4.2	Indenture, dated April 20, 2007 (the “Fixed Rate Senior Notes Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $450,000,000 8 3/4% Senior Notes due 2014	S-4	333-148847	4.2	1/25/08

4.3	Indenture, dated April 20, 2007 (the “Senior Subordinated Notes Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $425,000,000 10% Senior Subordinated Notes due 2015	S-4	333-148847	4.3	1/25/08

4.4	Supplemental Indenture, dated December 26, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-4	333-148847	4.4	1/25/08

4.5	Supplemental Indenture, dated December 26, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-4	333-148847	4.5	1/25/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.6	Supplemental Indenture, dated December 26, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-4	333-148847	4.6	1/25/08

4.7	Exchange and Registration Rights Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Guarantors as named in the respective Floating Rate Senior Notes Indenture, the Fixed Rate Senior Notes Indenture and Senior Subordinated Notes Indenture, and Goldman, Sachs & Co., Bear, Stearns & Co. Inc., UBS Securities LLC, and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers, for $150,000,000 Floating Rate Senior Notes due 2014, $450,000,000 8 3/4% Senior Notes due 2014 and $425,000,000 10% Senior Subordinated Notes due 2015	S-4	333-148847	4.7	1/25/08

4.8	Registration Rights Agreement, dated April 20, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), KAR Holdings II, LLC, certain employees of KAR Auction Services, Inc. or its subsidiaries and each of their respective Permitted Transferees	S-4	333-148847	4.8	1/25/08

4.9	Second Supplemental Indenture, dated January 22, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-4	333-148847	4.9	1/25/08

4.10	Second Supplemental Indenture, dated January 22, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-4	333-148847	4.10	1/25/08

4.11	Second Supplemental Indenture, dated January 22, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-4	333-148847	4.11	1/25/08

4.12a	Third Supplemental Indenture, dated May 6, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-1/A	333-158666	4.12a	7/2/09

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.12b	Third Supplemental Indenture, dated May 6, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-1/A	333-158666	4.12b	7/2/09

4.12c	Third Supplemental Indenture, dated May 6, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-1/A	333-158666	4.12c	7/2/09

4.13a	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-1/A	333-158666	4.13a	7/2/09

4.13b	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-1/A	333-158666	4.13b	7/2/09

4.13c	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-1/A	333-158666	4.13c	7/2/09

4.14a	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-1/A	333-158666	4.14a	7/2/09

4.14b	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-1/A	333-158666	4.14b	7/2/09

4.14c	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-1/A	333-158666	4.14c	7/2/09

5.1*	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (with respect to the shares being registered hereby)

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.1^	Guarantee and Collateral Agreement, dated April 20, 2007, made by KAR Holdings II, LLC, KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and the subsidiary guarantors party thereto and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as administrative agent under the Credit Agreement	S-1/A	333-158666	10.1	7/2/09

10.2^	Credit Agreement, dated April 20, 2007 (the “Credit Agreement”), among KAR Holdings II, LLC, as guarantor, KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), as borrower, the several lenders from time to time parties thereto, Bear, Stearns & Co. Inc. and UBS Securities LLC, as joint lead arrangers, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as co-documentation agents, Bear, Stearns & Co. Inc., UBS Securities LLC and Goldman Sachs Credit Partners L.P., as joint bookrunners, and Bear Stearns Corporate Lending Inc., as administrative agent	S-1/A	333-158666	10.2	7/2/09

10.3	Assumption Agreement, dated December 26, 2007, among ADESA Dealer Services, LLC, Automotive Finance Consumer Division, LLC, ADESA Pennsylvania, LLC, Dent Demon, LLC, Zabel & Associates, Inc., Sioux Falls Auto Auction, Inc., and Tri-State Auction Co., Inc. in favor of Bear Stearns Corporate Lending, Inc., as administrative agent	S-4	333-148847	10.3	1/25/08

10.4	Intellectual Property Security Agreement, dated April 20, 2007, made by KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of the grantors listed on Schedule I thereto in favor of Bear Stearns Corporate Lending Inc. as administrative agent for the secured parties (as defined in the Credit Agreement)	S-4	333-148847	10.4	1/25/08

10.5	Shareholders Agreement, dated April 20, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), KAR LLC and the IAAI continuing investors	S-4	333-148847	10.5	1/25/08

10.8a	Financial Advisory Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and Kelso & Company, L.P.	S-4	333-148847	10.8	1/25/08

10.8b*	Form of Annual Advisory Fee Termination, between KAR Auction Services, Inc. and Kelso & Company, L.P.

10.9†	Conversion Option Plan of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.)	S-1/A	333-158666	10.9	7/2/09

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.10†	Form of Conversion Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek, Scott P. Pettit, John Kett, John Nordin and Sidney Kerley	S-4	333-148847	10.10	1/25/08

10.11†	Form of Amendment to Conversion Stock Option Agreement, dated October 30, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit	S-4	333-148847	10.11	1/25/08

10.12†	Form of Rollover Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI	S-4	333-148847	10.12	1/25/08

10.13†	Form of Conversion Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI	S-1/A	333-158666	10.13	7/2/09

10.14†	Stock Incentive Plan of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.)	S-1/A	333-158666	10.14	7/2/09

10.15†	Form of Nonqualified Stock Option Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) pursuant to the Stock Incentive Plan	S-4	333-148847	10.15	1/25/08

10.16†	Employment Agreement, dated July 13, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and John Nordin	S-4	333-148847	10.16	1/25/08

10.17†	Amendment to Employment Agreement, dated August 14, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and John Nordin	S-4	333-148847	10.17	1/25/08

10.18a	Financial Advisory Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and Goldman, Sachs & Co.	S-4	333-148847	10.18	1/25/08

10.18b*	Form of Annual Advisory Fee Termination, between KAR Auction Services, Inc. and Goldman, Sachs & Co.

10.19a	Financial Advisory Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and ValueAct Capital Master Fund, L.P.	S-4	333-148847	10.19	1/25/08

10.19b*	Form of Annual Advisory Fee Termination, between KAR Auction Services, Inc. and ValueAct Capital Master Fund, L.P.

10.20a	Financial Advisory Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and PCap, L.P.	S-4	333-148847	10.20	1/25/08

10.20b*	Form of Annual Advisory Fee Termination, between KAR Auction Services, Inc. and PCap, L.P.

10.21†	2007 Incentive Plan Executive Management of Insurance Auto Auctions, Inc.	S-4	333-148847	10.21	1/25/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.22†	Amended and Restated Employment Agreement, dated April 2, 2001, between Thomas C. O’Brien and Insurance Auto Auctions, Inc.	S-4	333-148847	10.22	1/25/08

10.23^	Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC, dated April 20, 2007	S-1/A	333-158666	10.23	7/2/09

10.23a*	Amendment to Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC

10.24	Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated May 25, 2005	S-1/A	333-158666	10.24	7/2/09

10.25	Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated November 2, 2006	S-4	333-148847	10.25	1/25/08

10.26	First Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated April 20, 2007.	S-4	333-148847	10.26	1/25/08

10.27†	2007 Annual Incentive Program for KAR Auction Services, Inc. (formerly KAR Holdings, Inc.)	S-4	333-148847	10.27	1/25/08

10.28	Tax Sharing Agreement between ALLETE, Inc. and ADESA, Inc., dated June 4, 2004	S-4	333-148847	10.28	1/25/08

10.29†	KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) Annual Incentive Program	10-K	333-148847	10.29	3/11/09

10.30†	Amendment to Thomas C. O’Brien Amended and Restated Employment Agreement, dated December 1, 2008, between Thomas C. O’Brien and Insurance Auto Auctions, Inc.	10-K	333-148847	10.31	3/11/09

10.31†	Form of Amendment to Conversion Stock Option Agreements, dated February 19, 2009, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit	10-K	333-148847	10.10	3/11/09

10.32^	Amended and Restated Purchase and Sale Agreement, dated May 31, 2002, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.32	1/25/08

10.33	Amendment No. 1 to Amended and Restated Purchase and Sale Agreement, dated June 15, 2004, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.33	1/25/08

10.34	Amendment No. 2 to Amended and Restated Purchase and Sale Agreement, dated January 18, 2007, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.34	1/25/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.35^	Amendment No. 3 to Amended and Restated Purchase and Sale Agreement, dated April 20, 2007, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.35	1/25/08

10.36^	Third Amended and Restated Receivables Purchase Agreement, dated April 20, 2007, among AFC Funding Corporation, Automotive Finance Corporation, Fairway Finance Company, LLC, Monterey Funding LLC, Deutsche Bank AG, New York Branch and BMO Capital Markets Corp.	S-1/A	333-158666	10.36	7/2/09

10.37†	2008 Annual Incentive Program for KAR Auction Services, Inc.	POS AM	333-149137	10.37	8/1/08

10.38†	2008 Incentive Plan Corporate Management of Insurance Auto Auctions, Inc.	POS AM	333-149137	10.38	8/1/08

10.39†	Severance, Release and Waiver Agreement, dated September 12, 2008, between Curtis Phillips and Automotive Finance Corporation.	S-1/A	333-158666	10.39	7/2/09

10.40	First Amendment to Credit Agreement, dated as of June 10, 2009, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), as borrower, and the lenders and other parties signatory thereto	8-K	333-148847	10.1	6/11/09

10.41	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial L.P. (East 39 Acres at Otay Mesa, California)	8-K	333-148847	10.3	9/9/08

10.42	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial L.P. (West 39 Acres at Otay Mesa, California)	8-K	333-148847	10.4	9/9/08

10.43	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and ADESA San Diego, LLC and First Industrial Pennsylvania, L.P. (Sacramento, California)	8-K	333-148847	10.5	9/9/08

10.44	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial Pennsylvania, L.P. (Tracy, California)	8-K	333-148847	10.6	9/9/08

10.45	Ground Lease, dated as of September 4, 2008, by and between ADESA Washington, LLC and First Industrial, L.P. (Auburn, Washington)	8-K	333-148847	10.7	9/9/08

10.46	Ground Lease, dated as of September 4, 2008, by and between ADESA Texas, Inc. and First Industrial, L.P. (Houston, Texas)	8-K	333-148847	10.8	9/9/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.47	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial, L.P. (Mira Loma, California)	8-K	333-148847	10.9	9/9/08

10.48	Ground Lease, dated as of September 4, 2008, by and between ADESA Florida, LLC and First Industrial Financing Partnership, L.P. (Bradenton, Florida)	8-K	333-148847	10.10	9/9/08

10.49	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial L.P. (East 39 Acres at Otay Mesa, California)	8-K	333-148847	10.11	9/9/08

10.50	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial L.P. (West 39 Acres at Otay Mesa, California)	8-K	333-148847	10.12	9/9/08

10.51	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Pennsylvania, L.P. (Sacramento, California)	8-K	333-148847	10.13	9/9/08

10.52	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Pennsylvania, L.P. (Tracy, California)	8-K	333-148847	10.14	9/9/08

10.53	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Auburn, Washington)	8-K	333-148847	10.15	9/9/08

10.54	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Houston, Texas)	8-K	333-148847	10.16	9/9/08

10.55	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Mira Loma, California)	8-K	333-148847	10.17	9/9/08

10.56	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Financing Partnership, L.P. (Bradenton, Florida)	8-K	333-148847	10.18	9/9/08

10.57	Ground Sublease, dated as of October 3, 2008, by and between ADESA Atlanta, LLC and First Industrial, L.P. (Fairburn, Georgia)	10-Q	333-148847	10.21	11/13/08

10.58	Guaranty of Lease, dated as of October 3, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Fairburn, Georgia)	10-Q	333-148847	10.22	11/13/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.59^	Amendment No. 3 to the Third Amended and Restated Receivables Purchase Agreement, dated as of January 30, 2009, by and among Automotive Finance Corporation, AFC Funding Corporation, Fairway Finance Company, LLC, Monterey Funding LLC, Deutsche Bank AG, New York Branch and BMO Capital Markets Corp.	10-K	333-148847	10.59	3/11/09

10.60	Second Amendment, dated October 23, 2009, to Credit Agreement, dated April 20, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), as borrower, KAR Holdings II, LLC, as guarantor, the several lenders from time to time parties thereto, and the other parties named therein	8-K	333-148847	10.1	10/28/09

10.61**	Form of Director Designation Agreement	S-1/A	333-161907	10.61	11/30/09

10.62*†	Form of KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan

10.63*†	Form of KAR Auction Services, Inc. Employee Stock Purchase Plan

10.64*†	Form of KAR Auction Services, Inc. Non-Employee Director Deferred Compensation Plan

10.65*†	Form of Nonqualified Stock Option Agreement

10.66*†	Form of Restricted Share Agreement

21.1	Subsidiaries of KAR Auction Services, Inc.	10-K	333-148847	21.1	3/11/09

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm	S-1/A	333-161907	23.1	11/30/09

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.3**	Consent of Robert M. Finlayson	S-1/A	333-161907	23.3	11/10/09

23.4**	Consent of Peter R. Formanek	S-1/A	333-161907	23.4	11/10/09

23.5**	Consent of Jonathan P. Ward	S-1/A	333-161907	23.5	11/10/09

24.1**	Powers of Attorney

*	Filed herewith.
**	Previously filed.
^

Portions of this exhibit have been redacted pursuant to a request for confidential treatment filed separately with the Secretary of the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

†	Denotes management contract or compensation plan, contract or arrangement.

b) Financial Statement Schedules

Financial Statement Schedules—all schedules have been omitted because the matter or conditions are not present or the information required to be set forth therein is included in the Consolidated Financial Statements and related Notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

2. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

3. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on December 4, 2009.

KAR AUCTION SERVICES, INC.

By:	/s/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer (Principal Executive Officer)	December 4, 2009
James P. Hallett

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 4, 2009

*	Director	December 4, 2009
David J. Ament

*	Director	December 4, 2009
Thomas J. Carella

*	Chairman of the Board	December 4, 2009
Brian T. Clingen

*	Director	December 4, 2009
Michael B. Goldberg

*	Director	December 4, 2009
Peter H. Kamin

*	Director	December 4, 2009
Sanjeev Mehra

Signature	Title	Date

*	Director	December 4, 2009
Church M. Moore

*	Director	December 4, 2009
Thomas C. O’Brien

*	Director	December 4, 2009
Gregory P. Spivy

*By:	/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller
Attorney-in-fact

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement	S-1/A	333-161907	1.1	11/30/09

3.1a*	Form of Amended and Restated Certificate of Incorporation of KAR Auction Services, Inc.

3.1b	Certificate of Amendment to the Certificate of Incorporation of KAR Auction Services, Inc.	8-K	333-148847	3.1	11/4/09

3.2*	Form of Amended and Restated By-Laws of KAR Auction Services, Inc.

4.1	Indenture, dated April 20, 2007 (the “Floating Rate Senior Notes Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $150,000,000 Floating Rate Senior Notes due 2014	S-4	333-148847	4.1	1/25/08

4.2	Indenture, dated April 20, 2007 (the “Fixed Rate Senior Notes Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $450,000,000 8 3/4% Senior Notes due 2014	S-4	333-148847	4.2	1/25/08

4.3	Indenture, dated April 20, 2007 (the “Senior Subordinated Notes Indenture”), among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as Trustee, for $425,000,000 10% Senior Subordinated Notes due 2015	S-4	333-148847	4.3	1/25/08

4.4	Supplemental Indenture, dated December 26, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-4	333-148847	4.4	1/25/08

4.5	Supplemental Indenture, dated December 26, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-4	333-148847	4.5	1/25/08

4.6	Supplemental Indenture, dated December 26, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-4	333-148847	4.6	1/25/08

4.7	Exchange and Registration Rights Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the Guarantors as named in the respective Floating Rate Senior Notes Indenture, the Fixed Rate Senior	S-4	333-148847	4.7	1/25/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
	Notes Indenture and Senior Subordinated Notes Indenture, and Goldman, Sachs & Co., Bear, Stearns & Co. Inc., UBS Securities LLC, and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers, for $150,000,000 Floating Rate Senior Notes due 2014, $450,000,000 8 3/4% Senior Notes due 2014 and $425,000,000 10% Senior Subordinated Notes due 2015	S-4	333-148847	4.7	1/25/08

4.8	Registration Rights Agreement, dated April 20, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), KAR Holdings II, LLC, certain employees of KAR Auction Services, Inc. or its subsidiaries and each of their respective Permitted Transferees	S-4	333-148847	4.8	1/25/08

4.9	Second Supplemental Indenture, dated January 22, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-4	333-148847	4.9	1/25/08

4.10	Second Supplemental Indenture, dated January 22, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-4	333-148847	4.10	1/25/08

4.11	Second Supplemental Indenture, dated January 22, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-4	333-148847	4.11	1/25/08

4.12a	Third Supplemental Indenture, dated May 6, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-1/A	333-158666	4.12a	7/2/09

4.12b	Third Supplemental Indenture, dated May 6, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-1/A	333-158666	4.12b	7/2/09

4.12c	Third Supplemental Indenture, dated May 6, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-1/A	333-158666	4.12c	7/2/09

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.13a	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-1/A	333-158666	4.13a	7/2/09

4.13b	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-1/A	333-158666	4.13b	7/2/09

4.13c	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-1/A	333-158666	4.13c	7/2/09

4.14a	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture	S-1/A	333-158666	4.14a	7/2/09

4.14b	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture	S-1/A	333-158666	4.14b	7/2/09

4.14c	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture	S-1/A	333-158666	4.14c	7/2/09

5.1*	Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (with respect to the shares being registered hereby)

10.1^	Guarantee and Collateral Agreement, dated April 20, 2007, made by KAR Holdings II, LLC, KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and the subsidiary guarantors party thereto and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as administrative agent under the Credit Agreement	S-1/A	333-158666	10.1	7/2/09

10.2^	Credit Agreement, dated April 20, 2007 (the “Credit Agreement”), among KAR Holdings II, LLC, as guarantor, KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), as borrower, the several	S-1/A	333-158666	10.2	7/2/09

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
	lenders from time to time parties thereto, Bear, Stearns & Co. Inc. and UBS Securities LLC, as joint lead arrangers, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as co-documentation agents, Bear, Stearns & Co. Inc., UBS Securities LLC and Goldman Sachs Credit Partners L.P., as joint bookrunners, and Bear Stearns Corporate Lending Inc., as administrative agent	S-1/A	333-158666	10.2	7/2/09

10.3	Assumption Agreement, dated December 26, 2007, among ADESA Dealer Services, LLC, Automotive Finance Consumer Division, LLC, ADESA Pennsylvania, LLC, Dent Demon, LLC, Zabel & Associates, Inc., Sioux Falls Auto Auction, Inc., and Tri-State Auction Co., Inc. in favor of Bear Stearns Corporate Lending, Inc., as administrative agent	S-4	333-148847	10.3	1/ 25/08

10.4	Intellectual Property Security Agreement, dated April 20, 2007, made by KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of the grantors listed on Schedule I thereto in favor of Bear Stearns Corporate Lending Inc. as administrative agent for the secured parties (as defined in the Credit Agreement)	S-4	333-148847	10.4	1/25/08

10.5	Shareholders Agreement, dated April 20, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), KAR LLC and the IAAI continuing investors	S-4	333-148847	10.5	1/25/08

10.8a	Financial Advisory Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and Kelso & Company, L.P.	S-4	333-148847	10.8	1/25/08

10.8b*	Form of Annual Advisory Fee Termination, between KAR Auction Services, Inc. and Kelso & Company, L.P.

10.9†	Conversion Option Plan of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.)	S-1/A	333-158666	10.9	7/2/09

10.10†	Form of Conversion Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek, Scott P. Pettit, John Kett, John Nordin and Sidney Kerley	S-4	333-148847	10.10	1/25/08

10.11†	Form of Amendment to Conversion Stock Option Agreement, dated October 30, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit	S-4	333-148847	10.11	1/25/08

10.12†	Form of Rollover Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI	S-4	333-148847	10.12	1/25/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.13†	Form of Conversion Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI	S-1/A	333-158666	10.13	7/2/09

10.14†	Stock Incentive Plan of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.)	S-1/A	333-158666	10.14	7/2/09

10.15†	Form of Nonqualified Stock Option Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) pursuant to the Stock Incentive Plan	S-4	333-148847	10.15	1/25/08

10.16†	Employment Agreement, dated July 13, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and John Nordin	S-4	333-148847	10.16	1/25/08

10.17†	Amendment to Employment Agreement, dated August 14, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and John Nordin	S-4	333-148847	10.17	1/25/08

10.18a	Financial Advisory Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and Goldman, Sachs & Co.	S-4	333-148847	10.18	1/25/08

10.18b*	Form of Annual Advisory Fee Termination, between KAR Auction Services, Inc. and Goldman, Sachs & Co.

10.19a	Financial Advisory Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and ValueAct Capital Master Fund, L.P.	S-4	333-148847	10.19	1/25/08

10.19b*	Form of Annual Advisory Fee Termination, between KAR Auction Services, Inc. and ValueAct Capital Master Fund, L.P.

10.20a	Financial Advisory Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and PCap, L.P.	S-4	333-148847	10.20	1/25/08

10.20b*	Form of Annual Advisory Fee Termination, between KAR Auction Services, Inc. and PCap, L.P.

10.21†	2007 Incentive Plan Executive Management of Insurance Auto Auctions, Inc.	S-4	333-148847	10.21	1/25/08

10.22†	Amended and Restated Employment Agreement, dated April 2, 2001, between Thomas C. O’Brien and Insurance Auto Auctions, Inc.	S-4	333-148847	10.22	1/25/08

10.23^	Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC, dated April 20, 2007	S-1/A	333-158666	10.23	7/2/09

10.23a*	Amendment to Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC

10.24	Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated May 25, 2005	S-1/A	333-158666	10.24	7/2/09

10.25	Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated November 2, 2006	S-4	333-148847	10.25	1/25/08

10.26	First Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated April 20, 2007.	S-4	333-148847	10.26	1/25/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.27†	2007 Annual Incentive Program for KAR Auction Services, Inc. (formerly KAR Holdings, Inc.)	S-4	333-148847	10.27	1/25/08

10.28	Tax Sharing Agreement between ALLETE, Inc. and ADESA, Inc., dated June 4, 2004	S-4	333-148847	10.28	1/25/08

10.29†	KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) Annual Incentive Program	10-K	333-148847	10.29	3/11/09

10.30†	Amendment to Thomas C. O’Brien Amended and Restated Employment Agreement, dated December 1, 2008, between Thomas C. O’Brien and Insurance Auto Auctions, Inc.	10-K	333-148847	10.31	3/11/09

10.31†	Form of Amendment to Conversion Stock Option Agreements, dated February 19, 2009, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit	10-K	333-148847	10.10	3/11/09

10.32^	Amended and Restated Purchase and Sale Agreement, dated May 31, 2002, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.32	1/25/08

10.33	Amendment No. 1 to Amended and Restated Purchase and Sale Agreement, dated June 15, 2004, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.33	1/25/08

10.34	Amendment No. 2 to Amended and Restated Purchase and Sale Agreement, dated January 18, 2007, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.34	1/25/08

10.35^	Amendment No. 3 to Amended and Restated Purchase and Sale Agreement, dated April 20, 2007, between AFC Funding Corporation and Automotive Finance Corporation	S-4	333-148847	10.35	1/25/08

10.36^	Third Amended and Restated Receivables Purchase Agreement, dated April 20, 2007, among AFC Funding Corporation, Automotive Finance Corporation, Fairway Finance Company, LLC, Monterey Funding LLC, Deutsche Bank AG, New York Branch and BMO Capital Markets Corp.	S-1/A	333-158666	10.36	7/2/09

10.37†	2008 Annual Incentive Program for KAR Auction Services, Inc.	POS AM	333-149137	10.37	8/1/08

10.38†	2008 Incentive Plan Corporate Management of Insurance Auto Auctions, Inc.	POS AM	333-149137	10.38	8/1/08

10.39†	Severance, Release and Waiver Agreement, dated September 12, 2008, between Curtis Phillips and Automotive Finance Corporation.	S-1/A	333-158666	10.39	7/2/09

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.40	First Amendment to Credit Agreement, dated as of June 10, 2009, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), as borrower, and the lenders and other parties signatory thereto	8-K	333-148847	10.1	6/11/09

10.41	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial L.P. (East 39 Acres at Otay Mesa, California)	8-K	333-148847	10.3	9/9/08

10.42	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial L.P. (West 39 Acres at Otay Mesa, California)	8-K	333-148847	10.4	9/9/08

10.43	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and ADESA San Diego, LLC and First Industrial Pennsylvania, L.P. (Sacramento, California)	8-K	333-148847	10.5	9/9/08

10.44	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial Pennsylvania, L.P. (Tracy, California)	8-K	333-148847	10.6	9/9/08

10.45	Ground Lease, dated as of September 4, 2008, by and between ADESA Washington, LLC and First Industrial, L.P. (Auburn, Washington)	8-K	333-148847	10.7	9/9/08

10.46	Ground Lease, dated as of September 4, 2008, by and between ADESA Texas, Inc. and First Industrial, L.P. (Houston, Texas)	8-K	333-148847	10.8	9/9/08

10.47	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial, L.P. (Mira Loma, California)	8-K	333-148847	10.9	9/9/08

10.48	Ground Lease, dated as of September 4, 2008, by and between ADESA Florida, LLC and First Industrial Financing Partnership, L.P. (Bradenton, Florida)	8-K	333-148847	10.10	9/9/08

10.49	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial L.P. (East 39 Acres at Otay Mesa, California)	8-K	333-148847	10.11	9/9/08

10.50	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial L.P. (West 39 Acres at Otay Mesa, California)	8-K	333-148847	10.12	9/9/08

10.51	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Pennsylvania, L.P. (Sacramento, California)	8-K	333-148847	10.13	9/9/08

10.52	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Pennsylvania, L.P. (Tracy, California)	8-K	333-148847	10.14	9/9/08

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.53	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Auburn, Washington)	8-K	333-148847	10.15	9/9/08

10.54	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Houston, Texas)	8-K	333-148847	10.16	9/9/08

10.55	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Mira Loma, California)	8-K	333-148847	10.17	9/9/08

10.56	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial Financing Partnership, L.P. (Bradenton, Florida)	8-K	333-148847	10.18	9/9/08

10.57	Ground Sublease, dated as of October 3, 2008, by and between ADESA Atlanta, LLC and First Industrial, L.P. (Fairburn, Georgia)	10-Q	333-148847	10.21	11/13/08

10.58	Guaranty of Lease, dated as of October 3, 2008, by and between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and First Industrial, L.P. (Fairburn, Georgia)	10-Q	333-148847	10.22	11/13/08

10.59^	Amendment No. 3 to the Third Amended and Restated Receivables Purchase Agreement, dated as of January 30, 2009, by and among Automotive Finance Corporation, AFC Funding Corporation, Fairway Finance Company, LLC, Monterey Funding LLC, Deutsche Bank AG, New York Branch and BMO Capital Markets Corp.	10-K	333-148847	10.59	3/11/09

10.60	Second Amendment, dated October 23, 2009, to Credit Agreement, dated April 20, 2007, among KAR Auction Services, Inc. (formerly KAR Holdings, Inc.), as borrower, KAR Holdings II, LLC, as guarantor, the several lenders from time to time parties thereto, and the other parties named therein	8-K	333-148847	10.1	10/28/09

10.61**	Form of Director Designation Agreement	S-1/A	333-161907	10.61	11/30/09

10.62*†	Form of KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan

10.63*†	Form of KAR Auction Services, Inc. Employee Stock Purchase Plan

10.64*†	Form of KAR Auction Services, Inc. Non-Employee Director Deferred Compensation Plan

10.65*†	Form of Nonqualified Stock Option Agreement

10.66*†	Form of Restricted Share Agreement

21.1	Subsidiaries of KAR Auction Services, Inc.	10-K	333-148847	21.1	3/11/09

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm	S-1/A	333-161907	23.1	11/30/09

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.3**	Consent of Robert M. Finlayson	S-1/A	333-161907	23.3	11/10/09

23.4**	Consent of Peter R. Formanek	S-1/A	333-161907	23.4	11/10/09

23.5**	Consent of Jonathan P. Ward	S-1/A	333-161907	23.5	11/10/09

24.1**	Powers of Attorney (included on the signature pages hereto)

*	Filed herewith.
**	Previously filed.
^

Portions of this exhibit have been redacted pursuant to a request for confidential treatment filed separately with the Secretary of the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

†	Denotes management contract or compensation plan, contract or arrangement.